PRICING AGREEMENT


J.P. Morgan Securities Inc.

As Representatives of the several
Underwriters named in Schedule I hereto,

60 Wall Street
New York, New York  10260


                                                             November 21, 1997

Dear Sirs:

          Ingersoll-Rand Company (the "Company") proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-37019) (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission. Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                  Very truly yours,

                                  INGERSOLL-RAND COMPANY


                                  By: /s/ William J. Armstrong
                                     -------------------------


                                  By: /s/ James E. Perrella
                                     -------------------------

Accepted as of the date hereof:

J.P. MORGAN SECURITIES INC.



By: /s/ T. Kelly Millet
   --------------------

On behalf of each of the Underwriters

                                                                    SCHEDULE I


                                         Principal Amount of
                                         Designated Securities
Underwriter                              to be Purchased
-----------                              ---------------------

J.P. Morgan Securities Inc.              $133,334,000

Chase Securities Inc.                     133,333,000

UBS Securities LLC                        133,333,000
                                         ------------

Total                                    $400,000,000
                                         ------------

                                                                   SCHEDULE II


Title of Designated Securities:

     6.255% Notes due February 15, 2001.

Aggregate Principal Amount:

     U.S. $400,000,000.

Price to Public:

     100% of the principal amount of the Designated Securities, plus accrued interest, if any, from November 26, 1997 to the Time of Delivery.

Purchase Price by Underwriters:

     99.65% of the principal amount of the Designated Securities, plus accrued interest, if any, from November 26, 1997 to the Time of Delivery.

Method and Specified Funds for Payment of Purchase Price:

     Same day funds; book-entry form.

Indenture:

     Indenture, dated as of August 1, 1986, as supplemented, between the Company and The Bank of New York, as Trustee

Maturity:

     February 15, 2001

Interest Rate:

     6.255% per annum.

Interest Payment Dates:

     February 15 and August 15, commencing February 15, 1998.

Repayment Provisions:

     None

Sinking Fund Provisions:

     None.

Time of Delivery:

     10:00 a.m., New York City Time, November 26, 1997.

Closing Location:

     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, New York  10017

Name and Address of Representative:

     Designated Representative:     J.P. Morgan Securities Inc.
     Address                        60 Wall Street
                                    New York, New York  10260